Exhibit 10.4

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated as of July 3, 2017 (the “Effective Date”) by and between Sonoma Airport Properties LLC, a California limited liability company (“Landlord”), and TriVascular, Inc., a California corporation (“Tenant”).

R E C I T A L S:

WHEREAS, Carmel River, LLC, a Delaware limited liability company, Carlsen Investments, LLC, a California limited liability company, and Rieger Investments, LLC, a Delaware limited liability company (collectively, “Original Landlord”) entered into that certain Lease Agreement dated June 16, 2005 (the “Original Lease”) with Tenant (in that capacity, “Original Tenant”), pursuant to which Original Tenant leased from Original Landlord a total of 110,250 square feet of warehouse and office space located at 3910 Brickway Boulevard, Santa Rosa, California (the “Premises”).

WHEREAS, Original Landlord and Boston Scientific Santa Rosa Corp., a California corporation (formerly known as TriVascular, Inc. i.e., the same legal entity as the Original Tenant) (“BSSRC”) and Boston Scientific Corporation, a Delaware corporation (“BSC”) entered into that certain Consent, Assignment, First Amendment To Lease and Non-Disturbance Agreement (the “First Amendment”) dated as of March 28, 2008, pursuant to which: (i) BSSRC assigned its right, title and interest under the Original Lease, as the tenant thereunder, to BSC, and (ii) other terms and conditions of the Original Lease were amended.

WHEREAS, BSC subleased the Premises to Tenant (then known as TriVascular2, Inc., a California corporation) pursuant to that certain Sublease Agreement dated as of March 28, 2008 (the “Sublease”).

WHEREAS, Landlord has succeeded to the interest of Original Landlord as the owner of the Premises and the landlord under the Lease.

WHEREAS, Landlord, Tenant and BSC entered into that certain Second Amendment to Lease dated as of December 6, 2011 (the “Second Amendment”) pursuant to which: (i) the term of the Lease was extended until February 28, 2018, inclusive; (ii) effective March 1, 2013 BSC assigned all of its right, title and interest as tenant under the Lease to Tenant; (iii) Tenant assumed all obligations of “Tenant” under the Lease; and (iv) the Sublease terminated effective as of February 28, 2013. The Original Lease as amended by the First Amendment and as further amended by the Second Amendment shall be referenced herein as the “Lease.”

WHEREAS, the Lease by its terms expires on February 28, 2018, and Landlord and Tenant desire to extend the term of the Lease and to modify certain other terms and provisions of the Lease, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.Recitals; Defined Terms. The foregoing recitals are true and are incorporated herein by this reference as though set forth in full. Unless otherwise expressly defined herein, all initially-capitalized terms used herein shall have the meanings ascribed to them in the Lease.
2.Term of Lease. The Term of the Lease shall be extended for an additional period of five (5) years commencing on March 1, 2018, and continuing through February 28, 2023, inclusive (the “Extended Term”).
3.Monthly Base Rent. The Base Rent for the Extended Term shall be as follows:

Months                            Monthly Rent
3/1/2018 to 2/28/2019                    $81,270 ($0.86/sf) (See Section 5)
3/1/2019 to 2/28/2020                    $83,160 ($0.88/sf) (See Section 5)
3/1/2020 to 2/28/2021                    $97,020 ($0.88/sf)
3/1/2021 to 2/28/2023                    $101,430 ($0.92/sf)

Exhibit 10.4

4.Additional Rent. In addition to the obligation to pay the Base Rent provided above, the Tenant shall be obligated to pay any and all additional rent and other charges payable under the terms of the Lease as computed and provided for under the terms of the Lease (except as otherwise amended by Section 5 of this Amendment) during the entire Extended Term.
5.Free Base Rent Period. In consideration of Tenant’s election to extend the Lease pursuant to this Amendment, Landlord has agreed that the Tenant shall be entitled to a free Base Rent period for the months of March and April of 2018 (the “Free Base Rent Period”). During the Free Base Rent Period, Tenant shall have no obligation to pay any Base Rent but Tenant shall remain obligated to pay all other Additional Rent as required under Article Four of the Lease. Also in consideration of Tenant’s election to extend the Lease pursuant to this Amendment, Tenant shall be exempt from paying Base Rent on the mezzanine space consisting of 15,750 square feet located within the Premises for a period of twenty-four (24 months) commencing on March 1, 2018, through February 28, 2020 (the “Reduced Base Rent Period”); thus, for purposes of calculating Tenant’s Base Rent obligation (and not Tenant’s Additional Rent obligation) during the Reduced Base Rent Period, the Premises shall be deemed to consist of 94,500 square feet.
6.Option to Renew. Tenant shall have one (1) option to extend the Term of the Lease beyond the Extended Term provided in Section 2 of this Amendment pursuant to the terms and provisions of Article 16 of the Lease except that the parties hereto agree that said Article 16 is hereby amended to: (i) acknowledge that the additional extended term referenced in this paragraph shall be for the period commencing on March 1, 2023, through February 28, 2028; (ii) the Renewal Notice Deadline (as referenced in Section A of Article 16) shall be no later than six (6) months before the expiration of the Extended Term (or August 31, 2022); and (iii) the last sentence of Subsection (A)(1) of Article 16 shall be modified to read in part, “…provided, however, that Base Rent payable during the first year of such extended Term shall in no event be less than $.87 per square foot, increased thereafter as stated herein.” Aside from the option to renew provided in this Section 6, Tenant shall have no further right to extend the term of the Lease.
7.Amortization of Certain Capital Improvements. Pursuant to Section 4.05(e) of the Lease, Tenant is required to pay Tenant’s Pro-Rata Share of all Common Area costs in the manner described in Section 4.05(e) of the Lease. Landlord and Tenant hereby amend the Lease to provide that to the extent any Common Area costs are for single items considered to be capital improvements or capital replacements under generally accepted accounting and management practices each with a value of Fifteen Thousand Dollars ($15,000.00) or more, the cost of such capital improvements/replacements shall be amortized over the useful life of such improvement/replacement, or twelve (12) years, whichever is greater.
8.AS-IS Condition. Tenant acknowledges that Tenant has been occupying the Premises pursuant to the Lease and Tenant accepts the Premises in its AS-IS condition and “WITH ALL FAULTS” for the Extended Term and that, except for Landlord’s ongoing maintenance obligations pursuant to Section 6.03 of the Lease, repair obligations pursuant to Article 7 of the Lease and compliance obligations pursuant to Article 15 of the Lease, Landlord shall have no obligation to improve, remodel, alter, repair, replace or otherwise modify the Premises or provide or pay for any tenant improvements during the Extended Term.
9.Tenant Status. As a material inducement to Landlord entering into this Amendment, Tenant certifies to Landlord that as of the Effective Date: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Project which are not contained herein or in the Lease; (ii) to the best of Tenant’s knowledge, Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; and (iii) to the best of Tenant’s knowledge, Tenant has no setoffs, counterclaims or defenses against Landlord under the Lease.
10.Landlord Status. As a material inducement to Tenant entering into this Amendment, Landlord certifies to Tenant that as of the Effective Date: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Project which are not contained herein or in the Lease; (ii) to the best of Landlord’s knowledge, Tenant is not in default in any respect in any of the terms, covenants and conditions of the Lease; and (iii) to the best of Landlord’s knowledge, Landlord has no claims against Tenant under the Lease.
11.Confidentiality. The parties covenant and agree to keep the terms and conditions of the Lease and this Amendment in confidence and expressly agree not to disclose the terms of the Lease or this Amendment to any person whatsoever, including, without limitation, the general public; provided, however, that the parties may disclose such information to their respective employees, attorneys, or accountants provided such recipient agrees to keep such information confidential, as required by this Section 11.
12.No Broker. Except for CBRE, Inc. (“Tenant’s Broker”) who is representing Tenant relative to this Amendment, Landlord and Tenant each represent and warrant to the other that it has had no dealings with any other broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with this Amendment. Each party shall indemnify, defend, protect and hold harmless the other party from and against any and all obligations or liabilities to pay any real estate broker’s commission, finder’s fee, or other compensation to any person or entity arising from or in connection with this Amendment which results from any act or agreement of such party. Notwithstanding the foregoing, Landlord shall be responsible to pay a commission to Tenant’s Broker for this transaction pursuant to the terms and conditions of a separate written agreement between Landlord and Tenant’s Broker.

Exhibit 10.4

13.Conflict. This Amendment is and shall be construed as a part of the Lease. In case of any inconsistency between this Amendment and the Lease, the provisions containing such inconsistency shall first be reconciled with one another to the maximum extent possible and then, to the extent of any remaining inconsistency, the terms of this Amendment shall be controlling.
14.Force and Effect. Except as set forth in this Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect.
15.Counterparts; Authority; Electronic Signatures. The parties agree that this Amendment may be executed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement. The parties further represent and warrant that each natural person who is executing this Amendment on its behalf has the full power and authority to execute this Amendment and to bind it to the terms hereof. Signatures to this Amendment transmitted by telecopy or electronic mail shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own telecopied or electronically-mailed signature and shall accept the telecopied or electronically-mailed signature of the other party to this Amendment.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date indicated above.

LANDLORD:	TENANT:
SONOMA AIRPORT PROPERTIES LLC, a California limited liability company By: /s/ Ron Profili Name: Ron Profili Title: Owner/Manager	TRIVASCULAR, INC., a California corporation By: /s/ Vaseem Mahboob Name: Vaseem Mahboob Title: CFO